Exhibit 99.1

INTERMEDIA TO ACQUIRE TELANETIX

-   Broadens Scope of Intermedia’s Cloud Offerings to SMBs
-   Strengthens and Enhances Team, Channels, and Customer Base

Mountain View, CA and Bellevue, WA – (January 22, 2013) Intermedia, a global leader in cloud services and the world’s largest third-party Microsoft Exchange hosting provider, and Telanetix, Inc. (OTC BB: TNIX or “Telanetix” doing business as AccessLine™), a leading provider of cloud-based communications solutions, announced today that they have entered into a definitive merger agreement under which Intermedia will acquire Telanetix. The aggregate consideration to be paid by Intermedia will equal approximately $55 million, which amount includes the assumption of approximately $13 million in net debt and certain liabilities, and is subject to reduction for potential purchase price adjustments. Subject to such potential purchase price adjustments, it is currently estimated that each Telanetix common shareholder owning shares immediately prior to the transaction would be entitled to receive approximately $7.40 per share in cash.

This transaction was unanimously approved by a Special Committee of independent Telanetix directors, and was also approved by the Boards of Directors of Telanetix and Intermedia.

“This transaction enables us to further execute on our Office in the Cloud™ vision of an integrated suite of cloud services for small and medium-sized businesses and the channels that serve them,” says Phil Koen, chairman and CEO of Intermedia. “With AccessLine, we are gaining an outstanding team of about 100 talented individuals with significant, successful experience developing and delivering next-generation hosted voice services that will meet the rapidly evolving communications needs of our customers and partners.”

AccessLine provides cloud-based voice services, delivered primarily to the small and medium-sized business (SMB) market, over a scalable and highly efficient carrier-grade network. The company’s key products, which are sold through its direct and indirect channels, include a cloud-based business VoIP phone service (hosted PBX), SIP trunking service, and modular cloud-based individualized services.

For the 12 months ended September 30, 2012, Telanetix reported Revenues and Adjusted EBITDA of $31.2 million and $4.8 million, respectively. For the three months ended September 30, 2012, Telanetix reported Revenues and Adjusted EBITDA of $8.0 million and $1.3 million, respectively, representing year-over-year growth of 10.4 percent and 116.8 percent, respectively.

“Intermedia has become a fast-growing, innovative, and market-leading cloud services platform provider,” says Doug Johnson, CEO of Telanetix and AccessLine. “As such, this transaction will enable our 40,000 customers and partners to have access to an even broader suite of enterprise-grade cloud services, including hosted Exchange, cloud server, security, data management, and more. We expect that our customers and partners will also benefit from our greater operational, development, and financial resources enabling us to continue with our commitment to deliver services of the highest quality and reliability. And, we plan to continue the expansion of our cloud based voice products and feature set.”

Upon closing of the transaction, Intermedia, already the world’s largest third-party hosted Exchange provider, would become one of the largest providers of cloud voice and hosted PBX services for SMBs in the US. The transaction enhances Intermedia’s suite of integrated cloud services managed with its proprietary HostPilot® Control Panel, and brings scale to the voice operations of the combined company. Additionally, AccessLine’s team of telecommunications professionals collectively brings decades of industry and operational experience that will be retained and fully leveraged throughout the integration of the two businesses, and in the development of new products, opportunities and partnerships.

A portion of the all-cash transaction is expected to be financed through a bank syndicate led by Silicon Valley Bank, Royal Bank of Canada, Churchill Financial, Citibank, and CapitalSource Bank. Additional equity commitments have been provided by Intermedia’s existing investors, which include Oak Hill Capital Partners, a leading private equity firm with over $8 billion of committed capital.

Telanetix is currently a portfolio company of Hale Capital Partners. Stifel Nicolaus Weisel acted as lead financial advisor to Telanetix and Duff & Phelps provided a fairness opinion to the Special Committee and the Board of Directors of Telanetix. Holland & Knight is acting as legal advisor to Telanetix. Wilson, Sonsini, Goodrich & Rosati is serving as legal counsel to Intermedia.

The transaction is subject to customary conditions to closing, including, among other conditions, federal and state regulatory approvals, and is expected to close within approximately six months.

For further information regarding all terms and conditions contained in the definitive merger agreement, please see Telanetix’s Current Report on Form 8-K that will be filed in connection with this transaction.

ABOUT INTERMEDIA
Intermedia is the premier provider of cloud services to small and medium-sized businesses and the world’s largest third-party provider of hosted Microsoft Exchange. Intermedia’s Office in the Cloud™ suite offers essential business services—including hosted Exchange, Hosted PBX and Cloud Server—that enable customers to communicate, collaborate, manage content and run their business applications. All of these services are managed using Intermedia’s powerful HostPilot™ control panel. Intermedia’s services are delivered from top-tier datacenters, protected by enterprise-grade security, and supported by its premium 24/7 customer care. Fully integrated and designed for mobility, these services provide a worry-free experience that keeps customers focused on doing business. Intermedia also empowers thousands of partners—including MSPs and select Fortune 500 companies—to sell cloud services under their own brand. Founded in 1995, Intermedia was the first to offer hosted Microsoft Exchange. Today, Intermedia’s Business Cloud powers over 550,000 premium hosted Exchange mailboxes—far more than any other provider. For more information, visit Intermedia.net.

ABOUT TELANETIX, INC.
Telanetix, Inc. (OTC BB: TNIX), doing business as AccessLine™, is a leading cloud based communications solutions company providing next-generation hosted voice services, delivered primarily to the small and mid-sized business market, over a scalable and highly efficient carrier-grade network platform. The company’s key products are sold through its direct and indirect channels to over 40,000 business customers and include a cloud-based business VoIP phone service (hosted PBX), SIP trunking service, and modular cloud-based individualized services. Telanetix’s solutions meet the real-world communications demands of its customers with a compelling value proposition of cutting edge products and technology that brings enhanced productivity and industry-leading savings to customers. The company's cloud-based hosted telecom voice services give companies flexible calling solutions, a simpler installation experience, and a greater range of support options than traditional telecom providers.

IMPORTANT INFORMATION
In connection with the proposed transaction, Telanetix will prepare an Information Statement for its stockholders to be filed with the Securities and Exchange Commission (the “SEC”) on Form Schedule 14C.  The Information Statement will contain information about Telanetix, the proposed transaction and related matters. Stockholders are urged to read carefully the Information Statement and any other relevant documents filed by Telanetix with the SEC  when they become  available, as well as any amendments or supplements to those documents, because they will contain important information about Telanetix and the transaction. In addition to receiving the Information Statement from Telanetix by mail, stockholders will be able to obtain the Information Statement, as well as other filings containing information about Telanetix, without charge, from the SEC’s website at www.sec.gov or without charge from Telanetix website at www.telanetix.com or by directing such request to Telanetix, Inc. at 11201 SE 8th Street, Suite 200, Bellevue, Washington  98004.

FORWARD LOOKING STATEMENTS RELATING TO TELANETIX
Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, Telanetix’s expectations regarding the timing of expected transaction closing, as well as anything relating or referring to future financial results and plans for future business development activities, including anticipated effects of distribution relationships, and are thus prospective.  In addition, the per share price to be paid to the stockholders of Telanetix if and when the transaction closes, as set forth in this press release, is an estimate, and will decrease if there are decreases to the aggregate amount of merger consideration payable in the transaction or if there are changes in the Company’s capitalization prior to the closing.  Such estimated per share price is also therefore a forward-looking statement. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations and generally include statements that are predictive in nature and depend upon or refer to future events or conditions.  Such risks and uncertainties include, without limitation, statements regarding expected benefits, value and synergies resulting from the contemplated merger; risks related to the failure of the proposed transaction to be consummated, including risks relating to failure to obtain required regulatory approvals, and the possibility that other closing conditions for the transaction may not be satisfied or waived and the possibility that the closing won’t occur or the termination of the merger agreement; the diversion of management time on merger-related activities; and other uncertainties pertaining to Telanetix; general economic conditions,  in addition to those risks and uncertainties set forth from time to time in reports filed by Telanetix with the SEC. Such risks and uncertainties could materially and adversely affect the business, operating results and financial condition of Telanetix.  Telanetix can give no assurance that such expectations will prove to have been correct.  Many of the factors that will determine the outcome of the subject matter of this press release are beyond Telanetix’s ability to control or predict.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward looking statements contained herein.  Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which should be evaluated with the many uncertainties that face Telanetix’s business. Our forward-looking statements speak only as of the date of this press release.  The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof or update or revise publicly any forward looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Intermedia contact information:   Matthew Della Croce, 646-428-0616, matthewdc@allisonpr.com
Telanetix contact information:      Doug Johnson, 206-381-2020, djohnson@accessline.com